UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2010
ONCOGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 686-1500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of OncoGenex Pharmaceuticals, Inc. (the “Company”) held on June 8, 2010, stockholders of the Company approved the 2010 Performance Incentive Plan (the “2010 Plan”). A summary of the material terms of the 2010 Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2010 (the “Proxy Statement”) and is incorporated by reference herein. Such summary is qualified in its entirety by reference to the full text of the 2010 Plan, which is filed as Appendix A to the Proxy Statement. The related form of stock option agreement and form of restricted stock purchase agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective June 8, 2010, the Board of Directors of the Company (the “Board”) amended and restated the Company’s bylaws to (i) clarify that consents and other director communications may be made by electronic transmission, (ii) remove the seven (7) person limitation on the size of the Board, (iii) remove reference to the second Tuesday in May as the default date for annual meetings of stockholders, (iv) revise the methods and timing requirements regarding the giving of notice for Board meetings and (v) make various technical and typographical changes. A copy of the amended and restated bylaws of the Company is filed herewith as Exhibit 3.1.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On June 8, 2010, the Board approved revisions to the Company’s whistle blowing policy, which is incorporated into the Company’s Code of Business Conduct and Ethics and which outlines the principles and commitments that the Company has made with respect to the treatment of reports by personnel. The revisions were made to clarify the roles and responsibilities for handling reports, to add a provision for a third party service provider to whom anonymous reports may be submitted and to make various technical and typographical changes. A copy of the whistle blowing policy is available on the Company’s website at www.oncogenex.com.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 8, 2010, the Company held its 2010 Annual Meeting at which (i) the six nominees identified in the table below were elected to the Company’s Board to serve until the Company’s 2011 Annual Meeting of shareholders or until successors are duly elected and qualified, (ii) the appointment of Ernst & Young LLP as the Company’s independent auditor for the current fiscal year was ratified (the “Auditor Ratification”), (iii) the 2010 Plan was approved and (iv) the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000 (a copy of which is filed herewith as Exhibit 3.2 (the “Certificate of Amendment”)) was approved. The matters acted upon at the 2010 Annual Meeting are described in more detail in the Proxy Statement. Set forth below are the final voting tallies for the 2010 Annual Meeting:

Proposal: Election of Directors	For	Withheld	Broker Non-Vote
Scott Cormack	2,997,878	65,997	1,469,760
Michelle Burris	2,998,014	65,861	1,469,760
Neil Clendeninn	2,998,053	65,822	1,469,760
Jack Goldstein	2,997,270	66,605	1,469,760
Martin Mattingly	2,997,463	66,412	1,469,760
Stewart Parker	2,997,528	66,347	1,469,760

Proposal:	For	Against	Abstain	Broker Non-Vote
Auditor Ratification	4,477,459	46,800	9,376	0
2010 Plan	2,927,749	122,136	13,990	1,469,760
Certificate of Amendment	3,410,682	1,053,391	1,062,659	0

Item 8.01 Other Events.
On June 8, 2010, the Board approved non-material revisions to the Company’s Short Term Incentive Awards Program (the “STIP”). The STIP, as revised, is filed herewith as Exhibit 10.3.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of OncoGenex Pharmaceuticals, Inc.

3.2	Certificate of Amendment of Certificate of Incorporation of OncoGenex Pharmaceuticals, Inc.

10.1	Form of OncoGenex Pharmaceuticals, Inc. 2010 Stock Option Agreement under the 2010 Performance Incentive Plan

10.2	Form of OncoGenex Pharmaceuticals, Inc. 2010 Restricted Stock Purchase Agreement under the 2010 Performance Incentive Plan

10.3	OncoGenex Pharmaceuticals, Inc. Short Term Incentive Awards Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.
(Registrant)

Date: June 14, 2010

	By:	/s/ Cameron Lawrence

		Name:	Cameron Lawrence
		Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of OncoGenex Pharmaceuticals, Inc.

3.2	Certificate of Amendment of Certificate of Incorporation of OncoGenex Pharmaceuticals, Inc.

10.1	Form of OncoGenex Pharmaceuticals, Inc. 2010 Stock Option Agreement under the 2010 Performance Incentive Plan

10.2	Form of OncoGenex Pharmaceuticals, Inc. 2010 Restricted Stock Purchase Agreement under the 2010 Performance Incentive Plan

10.3	OncoGenex Pharmaceuticals, Inc. Short Term Incentive Awards Program

5